UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2018

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5435 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2018, Radisys Corporation (the “Company”) entered into the First Amendment to Loan and Security Agreement (the “First Amendment”) with Marquette Business Credit, LLC (the “Lender”), which amends the Loan and Security Agreement (the “ABL Credit Agreement”) dated January 3, 2018 between the Lender and the Company as borrower. Borrowings under the ABL Credit Agreement are subject to a borrowing base, which is a formula based upon certain eligible domestic accounts receivables (“Eligible Accounts”), plus the lesser of (x) certain eligible foreign accounts receivables (“Eligible Foreign Accounts”) and (y) $20.0 million and minus certain established reserves and the amount of certain other funds held in blocked accounts.

The First Amendment modifies the qualifications that certain accounts receivable must meet in order to be considered Eligible Accounts or Eligible Foreign Accounts, expanding the accounts receivable that are included in the calculation of the borrowing base. In effect, this allows the Company increased flexibility in its borrowings under the ABL Credit Facility with respect to certain accounts receivable and provides the Company with additional liquidity in case of a delay in the payment of those accounts receivable.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
10.1	First Amendment to Loan and Security Agreement, dated May 18, 2018, between Radisys Corporation and Marquette Business Credit, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADISYS CORPORATION
Date:	May 23, 2018	By:	/s/ Jonathan Wilson
Jonathan Wilson
Chief Financial Officer and Vice President of Finance (Principal Financial and Accounting Officer)